 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 21, 2014

Eastern Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-149850	45-0582098
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1610 Wynkoop Street, Suite 400

Denver, CO 80202

 (Address of principal executive offices, including zip code)

(303) 893-2334

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01                      Regulation FD Disclosure

The Company has published a press release relating to the signing of a term sheet with Black Diamond Holdings, LLC.  A copy of the press release is furnished herewith as Exhibit 99.1.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

The information furnished in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K (this “Report”) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                       Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press Release dated January 21, 2014

*	Furnished, not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Resources, Inc.

Date: January 24, 2014	By:	/s/ Patrick Imeson
Name: Patrick Imeson
Title: Chief Executive Officer

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